Exhibit 99.1

LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE
LXP INDUSTRIAL TRUST REPORTS SECOND QUARTER 2024 RESULTS

West Palm Beach, FL - July 31, 2024 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced results for the quarter ended June 30, 2024.
Second Quarter 2024 Highlights
•Recorded Net Income attributable to common shareholders of $3.8 million, or $0.01 per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $46.9 million, or $0.16 per diluted common share.
•Increased Same-Store NOI 5.0% in the second quarter compared to the same period in 2023.
•Completed new leases and lease extensions totaling 2.7 million square feet, raising Base and Cash Base Rents by 44.5% and 44.0%, respectively, excluding tenant improvement reimbursements as part of the expiring rent in one lease.
•Satisfied $198.9 million aggregate principal amount of 4.40% Senior Notes due 2024 at maturity.
•Invested an aggregate of $34.7 million in development activities.
•Sold remaining two consolidated office assets, with consolidated portfolio now 100% industrial assets.

Subsequent Events
•Leased approximately 96,000 square feet, raising Base and Cash Base Rents by 28.1% and 34.8%, respectively.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, "Our excellent second quarter results were driven by nearly three million square feet of leasing volume with strong leasing spreads and same-store NOI growth of 5%. This quarter also marked the completion of our portfolio transformation as we sold our final two consolidated office assets. We remain focused on executing internal growth opportunities, including marking current rents to market and leasing our remaining development pipeline, as well as pursuing build-to-suit projects that fit our target market strategy.”

FINANCIAL RESULTS
Revenues
For the quarter ended June 30, 2024, total gross revenues were $85.8 million, compared with total gross revenues of $87.1 million for the quarter ended June 30, 2023. The decrease is primarily attributable to property sales and a decrease in other revenue, offset by revenue from market rent increases and stabilized development projects.
Net Income (Loss) Attributable to Common Shareholders
For the quarter ended June 30, 2024, net income attributable to common shareholders was $3.8 million, or $0.01 per diluted share, compared with net loss attributable to common shareholders for the quarter ended June 30, 2023 of $(9.7) million, or $(0.03) per diluted share.
Adjusted Company FFO
For the quarter ended June 30, 2024, LXP generated Adjusted Company FFO of $46.9 million, or $0.16 per diluted share, compared to Adjusted Company FFO for the quarter ended June 30, 2023 of $52.7 million, or $0.18 per diluted share.
Dividends
LXP previously announced that it declared a regular quarterly common share dividend for the quarter ending June 30, 2024 of $0.13 per common share, which was paid on July 15, 2024 to common shareholders of record as of June 28, 2024.
LXP also previously announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") for the quarter ending June 30, 2024, which is expected to be paid on August 15, 2024 to shareholders of record as of July 31, 2024.
TRANSACTION ACTIVITY

PLACED IN SERVICE DEVELOPMENT
Property Type (% Owned)	Market	Sq. Ft.	Initial Cost Basis ($000)(1)	Approximate Lease Term (Yrs)	% Leased
Warehouse/Distribution (90%)(2)	Greenville/Spartanburg, SC	1,091,888	$73,414	N/A	—%
Warehouse/Distribution (100%)(2)	Central Florida	132,212	19,021	N/A	—%
		1,224,100	$92,435
1. Initial cost basis excludes certain remaining costs, such as incomplete tenant improvements, leasing costs and developer incentive fees or partner promotes, if any.
2. The warehouse/distribution facility was placed in service vacant one year after the completion of base building construction in accordance with LXP's policy.

ONGOING DEVELOPMENT PROJECTS
Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 6/30/2024(1) ($000)	LXP Amount Funded as of 6/30/2024 ($000)	Actual/Estimated Base Building Completion Date	% Leased as of 6/30/2024
Consolidated:
Build-to-Suit Development Projects Leased
Piedmont (100%)	1	Greenville/Spartanburg, SC	625,238	$74,400	$48,578	$34,540	4Q 2024	100%

Development Projects Available for Lease
South Shore Building B (100%)(2)	1	Central Florida	80,983	$12,700	$12,122	$11,919	3Q 2023	—%
Etna Building D (100%)	1	Columbus, OH	250,020	30,200	23,743	25,021	1Q 2024	—%
	2		331,003	$42,900	$35,865	$36,940

	3		956,241	$117,300	$84,443	$71,480
1.Excludes leasing costs, incomplete costs, and developer incentive fees or partner promotes, if any.
2.During the fourth quarter of 2023, a 57,690 square foot portion of the facility, representing 42% of the facility, was occupied by the tenant and placed in service.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 6/30/2024 ($000)	LXP Amount Funded as of 6/30/2024 ($000)(1)
Consolidated:
Reems & Olive (95.5%)	Phoenix, AZ	315	$79,338	$74,610
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,331	4,295
ATL Fairburn JV (100%)	Atlanta, GA	14	1,732	1,757
		445	$86,401	$80,662

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 6/30/2024 ($000)	LXP Amount Funded as of 6/30/2024 ($000)(1)
Non-consolidated:
Etna Park 70 (90%)	Columbus, OH	52	$9,685	$11,271
Etna Park 70 East (90%)	Columbus, OH	21	2,297	2,819
		73	$11,982	$14,090
1.Excludes noncontrolling interests' share.

PROPERTY DISPOSITIONS(1)

Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(2) ($000)	Annualized NOI(2) ($000)	Month of Disposition	% Leased
Fort Mill, SC(3)	Other	$15,750	$4,093	$4,305	June	—%
1.An approximately 0.5 acre land parcel in Baltimore, MD owned by a partnership that LXP has a 44.1% ownership interest was deconsolidated during the quarter.
2.Quarterly period prior to sale, annualized.
3.Two properties.

LEASING
During the second quarter of 2024, LXP executed the following new and extended leases:

NEW LEASES - SECOND GENERATION

	Location			Lease Expiration Date	Sq. Ft.
1	Olive Branch	MS		07/26	118,211
1	TOTAL NEW LEASES - SECOND GENERATION				118,211

LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
1	Austell	GA	05/25	01/28	604,852
2	Antioch	TN	04/24	04/29	11,238
3	Olive Branch	MS	08/24	09/29	927,742
4	Millington	TN	09/24	09/29	701,819
5	Pasadena	TX	08/24	10/29	102,863
6	Bristol	PA	11/26	11/36	241,977
6	TOTAL EXTENDED LEASES - SECOND GENERATION				2,590,491

7	TOTAL NEW AND EXTENDED LEASES				2,708,702

As of June 30, 2024, LXP's stabilized portfolio was 93.6% leased. A total of 2.8 million square feet of new second generation and extended leases were entered into during the six months ended June 30, 2024 with Base and Cash Base Rents increasing by an estimated 12.8% and 13.9% (43.5% and 43.1%, respectively, excluding tenant improvement reimbursements in one lease).
BALANCE SHEET
LXP fully repaid at maturity the $198.9 million aggregate principal amount of 4.40% Senior Notes due 2024.
LXP ended the quarter with net debt to Adjusted EBITDA at 6.2x. LXP's total consolidated debt was $1.6 billion at quarter end with 91.9% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 6.0 years and a weighted-average interest rate of 3.810% as of June 30, 2024.
2024 EARNINGS GUIDANCE
LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2024 will be within an expected range of $0.10 to $0.13 per diluted common share. LXP is tightening its estimated Adjusted Company FFO for the year ended December 31, 2024, to be within an expected range of $0.62 and $0.65 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

SECOND QUARTER 2024 CONFERENCE CALL
LXP will host a conference call today, July 31, 2024, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended June 30, 2024. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through October 29, 2024, at 1-800-770-2030 or 1-609-800-9909, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in target markets across the Sunbelt and Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.
Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Senior Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2024, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, and (16) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.

References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.
Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.
Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties or changes in control, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash impact of sales-type leases and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.
Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.
Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.
Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.
First Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.
Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.
GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy excluding developer incentive fees or partner promotes, if any.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.
Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.
Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.
Stabilized Portfolio: All real estate properties other than non-stabilized properties. LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from the cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continues to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the project is placed in service and depreciation commences.

# # #

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross revenues:
Rental revenue	$84,768	$85,065	$169,975	$168,482
Other revenue	1,018	1,985	2,062	3,643
Total gross revenues	85,786	87,050	172,037	172,125
Expense applicable to revenues:
Depreciation and amortization	(48,347)	(45,993)	(95,856)	(91,734)
Property operating	(15,482)	(15,745)	(30,670)	(30,988)
General and administrative	(9,248)	(9,010)	(18,741)	(18,248)
Non-operating income	2,734	143	6,503	337
Interest and amortization expense	(17,603)	(10,144)	(34,587)	(21,537)
Transaction costs	(498)	—	(498)	(4)
Impairment charges	—	(12,967)	—	(16,490)
Change in allowance for credit loss	(14)	110	(9)	31
Gains on sales of properties	8,352	—	8,352	7,879
Gain on change in control of a subsidiary	209	—	209	—
Income (loss) before provision for income taxes and equity in earnings (losses) of non-consolidated entities	5,889	(6,556)	6,740	1,371
Provision for income taxes	(83)	(210)	(208)	(426)
Equity in earnings (losses) of non-consolidated entities	(1,005)	(1,014)	(2,286)	2,590
Net income (loss)	4,801	(7,780)	4,246	3,535
Less net (income) loss attributable to noncontrolling interests	625	(268)	911	(417)
Net income (loss) attributable to LXP Industrial Trust shareholders	5,426	(8,048)	5,157	3,118
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(3,145)	(3,145)
Allocation to participating securities	(78)	(62)	(168)	(134)
Net income (loss) attributable to common shareholders	$3,775	$(9,683)	$1,844	$(161)

Net income (loss) attributable to common shareholders - per common share basic	$0.01	$(0.03)	$0.01	$—
Weighted-average common shares outstanding – basic	291,403,985	290,186,934	291,346,184	290,134,015

Net income (loss) attributable to common shareholders - per common share diluted	$0.01	$(0.03)	$0.01	$—
Weighted-average common shares outstanding – diluted	291,615,350	291,015,537	291,451,866	290,964,350

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	June 30, 2024	December 31, 2023

Assets:
Real estate, at cost	$4,044,720	$3,774,239
Real estate - intangible assets	310,989	314,525
Land held for development	86,401	80,743
Investments in real estate under construction	84,443	319,355
Real estate, gross	4,526,553	4,488,862
Less: accumulated depreciation and amortization	983,410	904,709
Real estate, net	3,543,143	3,584,153
Assets held for sale	15,973	9,168
Right-of-use assets, net	17,251	19,342
Cash and cash equivalents	48,676	199,247
Restricted cash	226	216
Short term investments	—	130,140
Investments in non-consolidated entities	47,120	48,495
Deferred expenses, net	37,040	35,008
Investment in a sales-type lease, net	64,657	63,464
Rent receivable – current	2,878	5,327
Rent receivable – deferred	84,855	80,421
Other assets	24,048	17,794
Total assets	$3,885,867	$4,192,775

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$57,551	$60,124
Term loan payable, net	297,289	296,764
Senior notes payable, net	1,088,334	1,286,145
Trust preferred securities, net	127,843	127,794
Dividends payable	39,706	39,610
Liabilities held for sale	24	417
Operating lease liabilities	17,935	20,233
Accounts payable and other liabilities	63,737	57,981
Accrued interest payable	10,785	11,379
Deferred revenue - including below market leases, net	8,506	9,428
Prepaid rent	13,645	17,443
Total liabilities	1,725,355	1,927,318

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 294,314,556 and 293,449,088 shares issued and outstanding in 2024 and 2023, respectively	29	29
Additional paid-in-capital	3,309,765	3,330,383
Accumulated distributions in excess of net income	(1,275,833)	(1,201,824)
Accumulated other comprehensive income	6,197	9,483
Total shareholders’ equity	2,134,174	2,232,087
Noncontrolling interests	26,338	33,370
Total equity	2,160,512	2,265,457
Total liabilities and equity	$3,885,867	$4,192,775

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
EARNINGS PER SHARE:

Basic:
Net income (loss) attributable to common shareholders	$3,775	$(9,683)	$1,844	$(161)

Weighted-average number of common shares outstanding - basic	291,403,985	290,186,934	291,346,184	290,134,015

Net income (loss) attributable to common shareholders - per common share basic	$0.01	$(0.03)	$0.01	$—

Diluted:
Net income (loss) attributable to common shareholders - basic	$3,775	$(9,683)	$1,844	$(161)
Impact of assumed conversions	—	(81)	—	(77)
Net income (loss) income attributable to common shareholders	$3,775	$(9,764)	$1,844	$(238)

Weighted-average common shares outstanding - basic	291,403,985	290,186,934	291,346,184	290,134,015
Effect of dilutive securities:
Unvested share-based payment awards	211,365	—	105,682	—
Operating partnership units	—	828,603	—	830,335
Weighted-average common shares outstanding - diluted	291,615,350	291,015,537	291,451,866	290,964,350

Net income (loss) attributable to common shareholders - per common share diluted	$0.01	$(0.03)	$0.01	$—

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$3,775	$(9,683)	$1,844	$(161)
Adjustments:
Depreciation and amortization - real estate	46,937	45,028	93,145	89,888
Impairment charges - real estate	—	12,967	—	16,490
Noncontrolling interests - OP units	—	(81)	—	(78)
Amortization of leasing commissions	1,410	965	2,711	1,846
Joint venture and noncontrolling interest adjustment	1,540	1,929	3,103	4,329
Gains on sales of properties, including our share of non-consolidated entities	(8,635)	—	(8,635)	(12,654)
Gain on change in control of a subsidiary	(209)	—	(209)	—
FFO available to common shareholders and unitholders - basic	44,818	51,125	91,959	99,660
Preferred dividends	1,573	1,573	3,145	3,145
Amount allocated to participating securities	78	62	168	134
FFO available to all equityholders and unitholders - diluted	46,469	52,760	95,272	102,939
Allowance for credit loss	14	(110)	9	(31)
Transaction costs, including our share of non-consolidated entities(1)	518	—	518	4
Debt satisfaction losses, net, including our share of non-consolidated entities	3	—	3	—
Noncontrolling interest adjustments	(100)	5	(100)	1
Adjusted Company FFO available to all equityholders and unitholders - diluted	46,904	52,655	95,702	102,913
FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(1,674)	(2,638)	(4,376)	(5,725)
Lease incentives	330	109	468	205
Amortization of above/below market leases	(457)	(449)	(906)	(898)
Sales-type lease non-cash income	(610)	(541)	(1,202)	(1,067)
Non-cash interest	1,145	820	2,307	1,639
Non-cash charges, net	2,399	2,249	4,850	4,496
Capitalized interest and internal costs	(1,005)	(3,673)	(3,061)	(5,905)
Second generation tenant improvements	(6)	(304)	(459)	(466)
Second generation lease costs	(8,160)	(1,401)	(9,254)	(1,563)
Joint venture and noncontrolling interest adjustment	(148)	(397)	(113)	(467)
Company Funds Available for Distribution	$38,718	$46,430	$83,956	$93,162

Per Common Share and Unit Amounts
Basic:
FFO	$0.15	$0.18	$0.32	$0.34
Diluted:
FFO	$0.16	$0.18	$0.32	$0.35
Adjusted Company FFO	$0.16	$0.18	$0.32	$0.35
Basic:
Weighted-average common shares outstanding - basic EPS	291,403,985	290,186,934	291,346,184	290,134,015
Operating partnership units(2)	—	828,603	—	830,335
Weighted-average common shares outstanding - basic FFO	291,403,985	291,015,537	291,346,184	290,964,350
Diluted:
Weighted-average common shares outstanding - diluted EPS	291,615,350	291,015,537	291,451,866	290,964,350
Unvested share-based payment awards	—	135,172	—	131,522
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	296,325,920	295,861,279	296,162,436	295,806,442
(1) Transaction costs including costs associated with terminated investments, such as non-refundable deposits and legal costs.
(2) Includes OP units other than OP units that were held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2024 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2024
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.10	$0.13
Depreciation and amortization	0.67	0.67
Impact of capital transactions	(0.15)	(0.15)
Estimated Adjusted Company FFO per diluted common share	$0.62	$0.65
(1) Assumes all convertible securities are dilutive.